Exhibit 3.2

AMended and Restated BYLAWS
OF
HV BANCORP, INC.

ARTICLE I
OFFICES

1.1

Registered Office and Registered Agent. The registered office of HV Bancorp, Inc. (“Corporation”) shall be located in the Commonwealth of Pennsylvania at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

1.2	Other Offices. The Corporation may have other offices within or outside the Commonwealth of Pennsylvania at such place or places as the Board of Directors may from time to time determine.

ARTICLE II
SHAREHOLDERS’ MEETINGS

2.1	Place of Meetings. All meetings of the shareholders shall be held at such place within or outside the Commonwealth of Pennsylvania as shall be determined by the Board of Directors.
2.2

Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on such date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

2.3

Organization and Conduct. Each meeting of the shareholders shall be presided over by the President, or if the President is not present, by the Chairman of the Board or any Executive Vice President or such other person as the directors may determine. The Secretary, or in his absence any Assistant Secretary or temporary Secretary, shall act as secretary of each meeting of the shareholders. In the absence of the Secretary, Assistant Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the shareholders, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by him in his sole discretion.

2.4	Notice.

(a) Written notice of every meeting of shareholders shall be given by, or at the direction of, the Secretary of the Corporation or other authorized person to each shareholder of record entitled to vote at the meeting at least (i) ten days prior to the day named for a meeting that will consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law (“PBCL”), or any successor thereto, or (ii) five days prior to the day named for a meeting in any other case. A notice of meeting shall specify the place, day and hour of the meeting, and in the case of a special meeting, the general nature of the business to be transacted thereat, as well as any other information required by law.

(b) When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting or notice of the business to be transacted is required to be given by applicable law and such notice previously has not been given.

2.5

Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, such date to be not more than 90 days and not less than (i) ten days in the case of a meeting that will consider a fundamental change under Chapter 19 of the PBCL, or any successor thereto, or (ii) five days in the case of a meeting for any other purpose, prior to the date of the meeting established by the Board of Directors.

2.6

Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

2.7	Quorum. Except as otherwise required by law:

(a) The presence of shareholders entitled to vote at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at a meeting of shareholders shall constitute a quorum for the purposes of consideration and action on the matter.

(b) The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the general withdrawal of enough shareholders to leave less than a quorum.

2.8         Voting of Shares.

(a) Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

(b) Except as otherwise provided by law, the Corporation’s Articles of Incorporation or paragraph (c) of this Section 2.8, any corporate action to be taken by vote of the shareholders of the Corporation shall be authorized by receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by shareholders entitled to vote as a class.

(c) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If, at any meeting of the shareholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

2.9	Proxies. Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for him by a proxy duly executed by the shareholder or his duly authorized attorney-

in-fact. The presence of, or vote or other action at a meeting of shareholders, by a proxy of a shareholder shall constitute the presence of, or vote or other action by, the shareholder for all purposes. No proxy shall be valid after three years from the date of execution unless a longer time is expressly provided therein.

2.10	Shareholder Proposals.

(a) At any annual meeting of the shareholders, unless otherwise required by law, only such business shall be conducted as shall have been brought before the meeting: (i) as specified in the Corporation’s notice of the meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any shareholder of the Corporation who (1) is a shareholder of record on the date such shareholder gives the notice provided for in this Section 2.10(a) and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (2) complies with the notice procedures set forth in this Section 2.10(a).  For business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of the immediately preceding sentence the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for action by shareholders.

To be timely, a shareholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation not less than 110 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, a shareholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of such annual meeting is first made.

The advance notice periods provided in this paragraph, once established by the initial notice or public disclosure of a date for the annual meeting of shareholders, shall remain in effect regardless of whether a subsequent notice or public disclosure shall provide that the meeting shall have been adjourned or that the date of the meeting shall have been postponed or otherwise changed from the date provided in the initial notice or public disclosure.  With respect to the first annual meeting of shareholders of the Corporation following the Corporation becoming the sole shareholder of Huntingdon Valley Bank, notice by the shareholder shall be timely if delivered or mailed to and received by the Secretary of the Corporation not later than the close of business on the later of (i) the 120th day prior to the date of the annual meeting and (ii) the 10th day following the day on which public disclosure of the date of the annual meeting is first made.  No adjournment or postponement of a meeting of shareholders shall commence a new period for the giving of notice hereunder.

A shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such shareholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder and any such beneficial owner; (iv) a description of all arrangements or understandings between such shareholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 2.10(a).  The chairperson of the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of the meeting.

(b)

For purposes of subsection (a) of this Section 2.10, the term “public disclosure” shall mean disclosure (i) in a press release issued by a nationally recognized news service, (ii) in a document publicly filed or furnished by the Corporation with the U.S. Securities and Exchange Commission or (iii) on a website maintained by the Corporation.  The timely notice requirements provided in subsection (a) of this Section 2.10 shall apply to all stockholder proposals for business to be conducted at an annual meeting regardless of whether such proposal is submitted for inclusion in the Corporation’s proxy materials pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act.

2.11Judges of Election.

(a) For each meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

(b) The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

ARTICLE III
BOARD OF DIRECTORS

3.1

Number and Powers. The business affairs of the Corporation shall be managed under the direction of a Board of Directors of not less than five nor more than twenty-five, as set from time to time by resolution of the Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of Incorporation, all such powers of the Corporation as are not by statute or by the Corporation’s Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders, may be exercised by or under the authority of the Board of Directors.

3.2

Classification and Terms. The classification and terms of the directors shall be as set forth in the Corporation’s Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

3.3

Vacancies. All vacancies on the Board of Directors shall be filled in the manner provided in the Corporation’s Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

3.4

Removal of Directors. Directors may be removed in the manner provided in the Corporation’s Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

3.5

Regular Meetings. Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or outside the Commonwealth of Pennsylvania, as the Board of Directors or such committee, as the case may be, may from time to time appoint or as may be designated in the notice of the meeting. A regular meeting of the Board of Directors shall be held without notice immediately after the annual meeting of shareholders.

3.6	Special Meetings.

(a) Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours prior to such meeting if notice is given in person or by telephone, telegraph, telex, facsimile or other electronic transmission and at least five (5) days prior to such meeting if notice is given in writing and delivered by courier or by postage prepaid mail. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting. Any director may waive notice of any meeting by submitting a signed waiver of notice with the Secretary, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

3.7

Action of Directors by Communications Equipment. One or more persons may participate in a meeting of directors, or of a committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

3.8

Quorum of and Action by Directors. A majority of the Board of Directors then in office shall be necessary at all meetings to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. Every director of the Corporation shall be entitled to one vote.

3.9

Registering Dissent. A director who is present at a meeting of the Board of Directors or of a committee thereof, at which action on a corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to such action unless his dissent is entered in the minutes of the meeting, or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he delivers his dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.10

Action by Directors Without a Meeting. Any action which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing, setting forth the action so taken or to be taken, is signed by all of the directors in office, or by all of the members of the committee, as the case may be, and filed with the Secretary of the Corporation. Such consent shall have the same effect as a unanimous vote.

3.11

Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the Corporation.

3.12	Nominations of Directors.
(a)

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders at which directors are to be elected only: (i) by or at the direction of the Board of Directors; or (ii) by any shareholder of the Corporation who (1) is a shareholder of record on the date such shareholder gives the notice provided for in this Section 3.12(a) and on the record date for the determination of shareholders entitled to vote at such meeting, and (2) complies with the notice procedures set forth in this Section 3.12(a).  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation.

To be timely, a shareholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation not less than 110 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, a shareholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of such annual meeting is first made.

The advance notice periods provided in this paragraph, once established by the initial notice or public disclosure of a date for the annual meeting of shareholders, shall remain in effect regardless of whether a subsequent notice or public disclosure shall provide that the meeting shall have been adjourned or that the date of the meeting shall have been postponed or otherwise changed from the date provided in the initial notice or public disclosure.  With respect to the first annual meeting of shareholders of the Corporation following the Corporation becoming the sole shareholder of Huntingdon Valley Bank, notice by the shareholder shall be timely if delivered or mailed to and received by the Secretary of the Corporation not later than the close of business on the later of (i) the 120th day prior to the date of the annual meeting and (ii) the 10th day following the day on which public disclosure of the date of the annual meeting is first made.  No adjournment or postponement of a meeting of shareholders shall commence a new period for the giving of notice hereunder.

A shareholder’s notice must be in writing and set forth (a) as to each person whom the shareholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of the Corporation; (ii)

an affidavit that such person would not be disqualified under the provisions of 3.13 of these Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the shareholder giving the notice: (i) the name and address of such shareholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder and such beneficial owner; (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder; (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 3.12(a).  The chairperson of the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(b)

For purposes of subsections (a) of this Section 3.12, the term “public disclosure” shall mean disclosure (i) in a press release issued by a nationally recognized news service, (ii) in a document publicly filed or furnished by the Corporation with the U.S. Securities and Exchange Commission or (iii) on a website maintained by the Corporation.  The timely notice requirements provided in subsection (a) of this Section 3.12 shall apply to all shareholder nominations for election as a director at an annual meeting regardless of whether such proposal is submitted for inclusion in the Corporation’s proxy materials pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act.

3.13	Director Qualifications.

(a)No person shall be eligible for election or appointment to the Board of Directors: (i) if a financial or securities regulatory agency has, within the past ten years, issued a cease and desist, consent or other formal order, other than a civil money penalty, against such person, which order is subject to public disclosure by such agency; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (iv) if such person did not, at the time of his or her first election or appointment to the Board of Directors, maintain his or her principal residence (as determined by reference to such person’s most recent tax returns, copies of which shall be provided to the Corporation for the sole purpose of determining compliance with this clause (iv)) within fifty (50) miles of a branch office maintained by the Corporation or any subsidiary thereof, for a period of at least one year prior to the date of his or her purported nomination, election or appointment to the Board of Directors.  No person may serve on the Board of Directors if such person is: (w) at the same time, a director, officer, employee or 10% or more stockholder of a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization, other than a subsidiary of the Corporation, that engages in financial services related business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Corporation or any of its subsidiaries; (x) does not agree in writing to comply with all of the Corporation’s policies applicable to directors including but not limited to its confidentiality policy and confirm in writing his or her qualifications hereunder; (y) is a party to any agreement or arrangement with a party other than the Corporation or a subsidiary that (1) materially limits his or her voting discretion as a member of the Board of Directors of the Corporation, or (2) materially impairs his or her ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of the Corporation; or (z) is the nominee or representative, as those terms are defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n) (or any successor provision), of a company or other entity of which any of the directors, partners, trustees or 10% stockholders would not be eligible for election or appointment to the Board of Directors under this Section 3 (other than the residency requirement in Section (iv)).

(b) Other than the persons appointed as initial directors in the Amended and Restated Articles of Incorporation effective upon completion of the mutual to stock conversion of Huntingdon Valley Bank, no person shall be eligible for reelection, appointment or re-appointment to the Board of Directors if such person has attained 72 years of age. Notwithstanding the foregoing, the Board of Directors may waive this director qualification if the Board of Directors determines, by 2/3 vote, that such waiver is the best interest of the Corporation.

(c) The Board of Directors shall have the power to construe and apply the provisions of this Section 3.13 and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the representative, agent or nominee of a group acting in concert.

ARTICLE IV
EXECUTIVE AND OTHER COMMITTEES

4.1	Executive Committee.

(a) The Board of Directors may appoint from the Board of Directors an Executive Committee of not less than three members, and may delegate to such committee, except as otherwise provided by law or the Articles of Incorporation, the powers of the Board of Directors in the management of the business and affairs of the Corporation in the intervals between meetings of the Board of Directors in all cases in which specific directions shall not have been given by the Board, as well as the power to authorize the seal of the Corporation to be affixed to all papers which may require it, provided, however, that the Executive Committee shall not have the power or authority of the Board of Directors with respect to the following: the submission to shareholders of any action requiring approval of shareholders by law; the creation or filling of vacancies on the Board of Directors; the adoption, amendment or repeal of the Articles of Incorporation or these Bylaws; the amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; action on matters committed by these Bylaws or resolution of the Board of Directors to another committee of the Board of Directors; the declaration of dividends; and approval of a transaction in which any member of the Executive Committee, directly or indirectly, has any material beneficial interest.

(b) Meetings of the Executive Committee shall be held at such times and places as the Chairman of the Executive Committee may determine. The Executive Committee, by a vote of a majority of its members, may appoint a Chairman and fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as otherwise set forth in these Bylaws or as the Board of Directors shall by resolution otherwise provide.

(c) The Executive Committee shall keep minutes of all business transacted by it. All completed action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action or at its meeting held in the month following the taking of such action, and shall be subject to revision or alteration by the Board of Directors.

4.2

Audit Committee. The Board of Directors shall designate not less than three members of the Board of Directors who are not employed by the Corporation and who otherwise comply with the requirements of applicable law, regulation and listing requirements to constitute an Audit Committee, which shall receive and evaluate internal and independent auditor’s reports, monitor the Corporation’s adherence in accounting and financial reporting to generally accepted accounting principles and perform such other duties as may be delegated to it by the Board of Directors. Meetings of the Audit Committee shall be held at such times and places as the Chairman of the Audit Committee may determine. The Audit Committee, by a vote of a majority of its members, may fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as otherwise set forth in these Bylaws or as the Board of Directors shall by resolution otherwise provide.

4.3

Other Board Committees. The Board may, by resolutions passed by a majority of the Board of Directors, designate members of the Board to constitute other committees, which shall in each case consist of one or more directors and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. A majority of all the members of any such committee may fix its rules of procedure, determine its manner of acting and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, except as otherwise set forth in these Bylaws or as the Board of Directors shall by resolution otherwise provide.

4.4

Term. A majority of the Board of Directors shall have the power to change the membership of any committee of the Board of Directors at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

ARTICLE V
OFFICERS

5.1

Designations. The Board of Directors shall annually appoint a Chairman of the Board, a Chairman and President, a Chief Executive Officer, a Chief Financial Officer, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time deem appropriate. The Board of Directors shall designate one officer as the Corporation’s Chief Executive Officer and may designate another officer as the Chief Operating Officer. One individual may hold the position of Chairman and Chief Executive Officer.

5.2

Powers and Duties. The officers of the Corporation shall have such authority and perform such duties as are specified in these Bylaws and as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

5.3

Chairman of the Board. The Chairman of the Board, who shall be chosen from among the directors, shall preside at all meetings of the Board of Directors. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors.

5.4	Chief Executive Officer and President. The Chief Executive Officer shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law,

regulations or practice to the office of the Chief Executive Officer, or imposed by these Bylaws. The President shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulations or practice to the office of President, or imposed by these Bylaws. One individual may hold the positions of Chief Executive Officer, President and Chairman of the Board.

5.5

Secretary. The Secretary shall keep the minutes of the meetings of the shareholders and the Board of Directors and shall give notice of all such meetings as required in these Bylaws, the Corporation’s Articles of Incorporation or by law. The Secretary shall have custody of such minutes, the seal of the Corporation and the stock certificate records of the Corporation, except to the extent some other person is authorized to have custody and possession thereof by a resolution of the Board of Directors.

5.6	Treasurer. The Treasurer shall keep, or cause to be kept, the fiscal accounts of the Corporation, including an account of all monies received or disbursed.
5.7

Term; Removal. Each officer of the Corporation shall hold office for a term of one year and until his successor has been selected and qualified or until his earlier death, resignation or removal. Any officer or agent of the Corporation may be removed at any time, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

5.8	Compensation. The officers of the Corporation shall receive such salary or compensation as may be determined by or under authority of the Board of Directors.
5.9

Delegation. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

5.10	Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

ARTICLE VI
INDEMNIFICATION

6.1

Persons Covered. Subject to, and in accordance with, the provisions of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, trustee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

6.2	Derivative Actions.

(a) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.2(b), for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit.

(b) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation, a person named in Section 6.1 shall be indemnified only if:

(1) such person is successful on the merits or otherwise; or

(2) such person acted in good faith in the transaction that is the subject of the suit or action, and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, such person shall not be indemnified in respect of any claim, issue, or matter as to which such person has been adjudged liable to the Corporation unless (and only to the extent that) the court of common pleas or the court in which the suit was brought shall determine, upon application, that despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

6.3	Third-Party Actions.

(a) In case of a threatened, pending, or completed suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a third-party action, against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.3(b), for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the third-party action, including, but not limited to (i) expenses (including attorneys’ fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

(b) In case of a third-party action, a person named in Section 6.1 shall be indemnified only if:

(1) such person is successful on the merits or otherwise; or

(2) such person acted in good faith in the transaction that is the subject of the third-party action and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful. The termination of a third-party action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this Section 6.3(b).

6.4

Determination That Standard Has Been Met. A determination that the standard of either Section 6.2(b) or 6.3(b) has been satisfied may be made by a court, or, except as stated in the record sentence of Section 6.2(b), the determination may be made by:

(1) the Board of Directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit, or proceeding;

(2) if such a quorum is not obtainable or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3) the shareholders of the Corporation.

6.5

Proration. Anyone making a determination under Section 6.4 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

6.6

Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee, or agent of the Corporation in defending a civil or criminal action, suit, or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

6.7

Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

6.8

Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

6.9

Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees, and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article VI.

6.10

Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI, and no amendment or termination of any trust fund or other fund created pursuant to Section 6.9 hereof, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal, or termination.

6.11

Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision in this Article VI, the Corporation shall not indemnify a director, officer, employee, or agent for any liability incurred in an action, suit, or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit, or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

6.12

Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

If the laws of the Commonwealth of Pennsylvania are amended to permit further indemnification of the directors, officers, employees, and agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by law. Any repeal or modification of this Article VI by the Board of Directors or the shareholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee, or agent existing at the time of such repeal or modification.

ARTICLE VII
CAPITAL STOCK

7.1

Certificates. The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Treasurer, or in such other manner as the Corporation may determine, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

(a) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania;

(b) the name of the person to whom issued;

(c) the number and class of shares and the designation of the series, if any, which such certificate represents; and

(d) the par value of each share represented by such certificate, or a statement that such shares are without par value.

7.2	Transfers.

(a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued, the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

(b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. Subject to the provisions of Section 7.4 hereof, no shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

(c) Article IX of the Corporation’s Articles of Incorporation imposes certain restrictions on offers and acquisitions of the Corporation’s equity securities.

7.3

Registered Owner. Registered shareholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the Commonwealth of Pennsylvania. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

(a) The classification of shareholder who may certify;

(b) The purpose or purposes for which the certification may be made;

(c) The form of certification and information to be contained therein;

(d) If the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and

(e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

7.4

Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine, or establish such other procedures as they deem necessary.

7.5

Fractional Shares or Scrip. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

ARTICLE VIII
FISCAL YEAR; ANNUAL AUDIT

The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors or the Audit Committee of the Board of Directors.

ARTICLE IX

DIVIDENDS AND FINANCE

9.1

Dividends. Dividends may be declared by the Board of Directors and paid by the Corporation in accordance with the conditions and subject to the limitations imposed by the laws of the Commonwealth of Pennsylvania. The Board of Directors may declare dividends payable only to shareholders of record at the close of business on any business day not more than 90 days prior to the date on which the dividend is paid.

9.2

Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

ARTICLE X
NOTICES

10.1

Notice. Whenever written notice is required to be given to any person pursuant to these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by email, or courier service, charges prepaid to his address (or email address), in the case of shareholders, appearing on the books of the Corporation or, in the case of directors, supplied by them to the Corporation for the purpose of notice or, in the case of the Corporation, at the address of its principal executive offices. If the notice is sent by mail or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person or, in the case of, email, when sent.

10.2

Written Waiver of Notice. Whenever any written notice is required to be given under these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

10.3

Waiver of Notice by Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE XI
SEAL

The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.

ARTICLE XII
BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of meetings of its shareholders and Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

ARTICLE XIII
AMENDMENTS

The Bylaws may be altered, amended or repealed only as set forth in the Corporation’s Articles of Incorporation, which are incorporated herein with the same effect as if they were set forth herein.

ARTICLE XIV
MISCELLANEOUS

In these Bylaws, unless otherwise indicated, defined terms in singular shall include the plural as well as vice versa, and the masculine, feminine or neuter gender shall include all genders.